As filed with the Securities and Exchange Commission on September 18, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	7375	52-2091509

(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer

incorporation or organization)	Classification Code Number)	Identification No.)

2 Bethesda Metro Center
Bethesda, Maryland 20814
(301) 215-8300

(Address, including zip code, and telephone number, including area code, of principal executive offices)

CoStar Group, Inc.
1998 Stock Incentive Plan (as Amended)
(Full Title of the Plan)

Jonathan Coleman, Esq	Copy to:

Associate General Counsel	Lanae Holbrook, Esq.

CoStar Group, Inc.	Fried, Frank, Harris, Shriver & Jacobson

2 Bethesda Metro Center	1001 Pennsylvania Avenue, NW

Bethesda, Maryland 20814	Washington, D.C. 20004

(301) 215-8300	(202) 639-7000

Fax: (301) 718-2444	Fax: (202) 639-7008

(Name, address, and telephone number, including area code, of agent for service)
_________________

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount	Proposed Maximum	Proposed Maximum	Amount of
To Be	To Be	Offering Price Per	Aggregate Offering	Registration
Registered	Registered	Share (1)	Price (1)	Fee (1)

Common Stock	750,000 shares	$ 16.875	$ 12,656,250	$ 3,164.06
$.01 par value

(1)	Pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, as amended, the Registrant has computed the maximum offering price for the 750,000 shares to be registered solely for the purpose of computing the registration fee by reference to the average of the high and low sale prices for the Registrant’s Common Stock on the Nasdaq National Market on September 17, 2001.

Explanatory Note

      This Registration Statement on Form S-8 relates to the CoStar Group, Inc. Stock Incentive Plan (the “Plan”) as amended in June, 2001 to increase the number of shares of common stock, par value $.01 per share (the “Common Stock”), to be issued thereunder by 750,000 shares. The contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-82599) filed July 9, 1999, as modified and supplemented by the Registrant’s Registration Statement on Form S-8 (File No. 333-92165) filed December 6, 1999, and as further modified and supplemented by the Registrant’s Registration Statement on Form S-8 (File No. 333-45770) filed September 14, 2000, are hereby incorporated by reference pursuant to Instruction E of Form S-8. Also pursuant to Instruction E to Form S-8, the filing fee is being paid only with respect to the 750,000 shares of common stock not previously registered.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.      Exhibits

Exhibit
No.		Description

4.1	—	Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to Amendment No. 4 to the Registration Statement on Form S-1 of the Registrant (Reg. No. 333-47953) filed with the Commission on June 30, 1998 (the “1998 Form S-1”)).

4.2	—	Certificate of Amendment of Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Quarterly Report for the Period Ended June 30, 1999 on Form 10-Q (File No. 0-24531), filed with the Commission on August 11, 1999).

4.3	—	Amended and Restated By-Laws (Incorporated by reference to Exhibit 3.2 to the 1998 Form S-1).

4.4	—	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Company’s Form 10-K dated December 31, 1999).

4.5	—	CoStar Group, Inc. 1998 Stock Incentive Plan (as Amended) (Incorporated by reference to Exhibit 10.1 to the Quarterly Report for the Period Ended June 30, 2001 on Form 10-Q (File No. 0-24531), filed with the Commission on August 13, 2001).

5.1*	—	Opinion of Fried, Frank, Harris, Shriver & Jacobson.

23.1*	—	Consent of Ernst & Young LLP, Independent Auditors.

23.2*	—	Consent of Fried, Frank, Harris, Shriver & Jacobson (Contained in Exhibit 5.1).

24.1	—	Powers of Attorney (Included in the Signature Pages to the Registration Statement).

*	Filed herewith

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on September 18, 2001.

COSTAR GROUP, INC

By: /s/ Andrew C. Florance Andrew C. Florance Chief Executive Officer and President

      KNOW ALL PERSONS BY THESE PRESENT, that each individual whose signature appears below constitutes and appoints Andrew C. Florance and Frank A. Carchedi power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and to all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed by the following persons in the capacities indicated on the dates indicated.

SIGNATURE	CAPACITY	DATE

___________________ Michael R. Klein	Chairman of the Board	September 18, 2001

___________________	Chief Executive Officer,	September 18, 2001

Andrew C. Florance	President, and a Director

(Principal Executive Officer)

___________________	Chief Financial Officer (Chief	September 18, 2001

Frank A. Carchedi	Financial and Accounting

Officer)

___________________	Director	September 18, 2001

David Bonderman

___________________	Director	September 18, 2001

Warren H. Haber

___________________	Director	September 18, 2001

Josiah O. Low, III

___________________	Director	September 18, 2001

John Simon

INDEX TO EXHIBITS

Exhibit
No.		Description

4.1	—	Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to Amendment No. 4 to the Registration Statement on Form S-1 of the Registrant (Reg. No. 333-47953) filed with the Commission on June 30, 1998 (the “1998 Form S-1”)).

4.2	—	Certificate of Amendment of Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Quarterly Report for the Period Ended June 30, 1999 on Form 10-Q (File No. 0-24531), filed with the Commission on August 11, 1999).

4.3	—	Amended and Restated By-Laws (Incorporated by reference to Exhibit 3.2 to the 1998 Form S-1).

4.4	—	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Company’s Form 10-K dated December 31, 1999).

4.5	—	CoStar Group, Inc. 1998 Stock Incentive Plan (as Amended) (Incorporated by reference to Exhibit 10.1 to the Quarterly Report for the Period Ended June 30, 2001 on Form 10-Q (File No. 0-24531), filed with the Commission on August 13, 2001).

5.1*	—	Opinion of Fried, Frank, Harris, Shriver & Jacobson.

23.1*	—	Consent of Ernst & Young LLP, Independent Auditors.

23.2*	—	Consent of Fried, Frank, Harris, Shriver & Jacobson (Contained in Exhibit 5.1).

24.1	—	Powers of Attorney (Included in the Signature Pages to the Registration Statement).

*	Filed herewith